                                                                    EXHIBIT 99.6



PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         The following tables set forth certain summary unaudited pro forma condensed consolidated financial data of EVI, Inc., a Delaware corporation ("EVI" or the "Company"), and is based on the historical financial data of EVI, Weatherford Enterra, Inc. ("Weatherford"), Christiana Companies, Inc. ("Christiana"), Trico Industries, Inc. ("Trico"), BMW Monarch (Lloydminster) Ltd. ("BMW Monarch") and BMW Pump Inc. (together, "BMW") and the assets of GulfMark International, Inc. acquired by EVI on May 1, 1997 (the "GulfMark Retained Assets"). The Unaudited Pro Forma Condensed Consolidated Financial Statements of EVI have been prepared assuming the proposed merger of Weatherford with and into EVI (the "Merger"), pursuant to an Agreement and Plan of Merger dated as of March 4, 1998, as amended, between EVI and Weatherford, is accounted for as a pooling of interests and give effect to the proposed Merger by combining EVI's and Weatherford's results of operations for the quarterly periods ended March 31, 1997 and 1998 on a pooling-of-interests basis as if EVI and Weatherford had been combined since inception. The Unaudited Adjusted Pro Forma Condensed Consolidated Statement of Income for the quarterly period ended March 31, 1998, further gives effect to EVI's proposed acquisition of Christiana through a merger of a subsidiary of EVI with and into Christiana ("Christiana Acquisition") pursuant to an Agreement and Plan of Merger dated December 12, 1996 (the "Christiana Merger Agreement"), by and among EVI, Christiana and C2, Inc., a Wisconsin corporation ("C2"), and the sale by Christiana, prior to the Christiana Acquisition, of two-thirds of its interest in Total Logistic Control, LLC ("Logistic"), a wholly owned subsidiary of Christiana, to C2 for approximately $10.7 million, and also reflects (i) the acquisition by EVI on May 1, 1997, of the GulfMark Retained Assets, (ii) the issuance and sale of EVI's 5% Convertible Subordinated Preferred Equivalent Debentures due 2027 (the "Debentures") on November 10, 1997, (iii) the acquisition by EVI on December 15, 1997, of $119,980,000 principal amount of EVI's outstanding 10 1/4% Senior Notes due 2004 and 10 1/4% Senior Notes due 2004, Series B (collectively, the "Notes") from the holders of the Notes pursuant to a cash tender offer and consent solicitation of the Company (the "Tender Offer"), (iv) EVI's acquisition of Trico on December 2, 1997, and (v) EVI's acquisition of BMW on December 3, 1997, as if these transactions had occurred on January 1, 1997. The Unaudited Adjusted Pro Forma Condensed Consolidated Balance Sheet presents the combined financial position of EVI and Weatherford and gives effect to EVI's proposed acquisition of Christiana as if these transactions had occurred on March 31, 1998. The pro forma amounts presented do not include transaction costs related to the Merger which are estimated to be approximately $25 million and other costs directly attributable to the Merger which, in the aggregate, are expected to be between $90 million and $110 million.

         The pro forma information set forth below is not necessarily indicative of the results that actually would have been achieved had such transactions been consummated as of the aforementioned dates, or that may be achieved in the future. All other 1997 and 1998 acquisitions by EVI are not material individually or in the aggregate with same-year acquisitions; therefore, pro forma information is not reflected. This information should be read in conjunction with EVI's Management's Discussion and Analysis of Financial Condition and Results of Operations contained in its Annual Report on Form 10-K, as amended, for the year ended December 31, 1997, and in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, and EVI's, GulfMark Retained Assets', Trico's, BMW's, Christiana's and Weatherford's financial statements and related notes thereto, all of which have been previously filed.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                              AS OF MARCH 31, 1998
                                 (In thousands)


                                                                                        Pro Forma
                                                                                       Adjustments
                                                                                -------------------------            EVI
                                                       EVI         Christiana     Sale of      Merger             Pro Forma
                                                    Historical     Historical    Logistic(a)   Entries            Pre Merger
                                                  -------------  -------------- ------------  -----------        ------------
ASSETS
Current assets:
Cash and cash equivalents .......................  $   25,182      $  5,290      $ 33,303 (b)  $(20,357)(c)(d)    $   43,418
 Accounts receivable, net .......................     270,320         8,169        (8,169)         --                270,320
 Inventories ....................................     316,202          --            --            --                316,202
 Prepaid expenses and other .....................      63,453         1,734        (1,734)         --                 63,453
                                                   ----------      --------      --------      --------           ----------
     Total current assets .......................     675,157        15,193        23,400       (20,357)             693,393
                                                   ----------      --------      --------      --------           ----------
 Property, plant and equipment, net .............     327,816        72,301       (72,301)         --                327,816
 Goodwill, net ..................................     493,470         5,475        (5,475)         --                493,470
 Investment in EVI ..............................        --          47,268          --         (47,268)(e)             --
 Investment in Logistic .........................        --            --           7,976 (f)    (4,163)(g)            3,813
 Other assets ...................................      54,015         2,527        (2,527)         --                 54,015
                                                   ----------      --------      --------      --------           ----------
                                                   $1,550,458      $142,764      $(48,927)     $(71,788)          $1,572,507
                                                   ==========      ========      ========      ========           ==========

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
 Short-term borrowings and current
  portion of long-term debt .....................     143,496         1,404        (1,404)         --                143,496
 Accounts payable ...............................     148,501         4,081        (4,081)         --                148,501
 Other accrued liabilities ......................     129,262         4,815         1,921 (h)     1,373 (d)(i)       137,371
                                                   ----------      --------      --------      --------           ----------
     Total current liabilities ..................     421,259        10,300        (3,564)        1,373              429,368
                                                   ----------      --------      --------      --------           ----------
 Long-term debt .................................      42,075        31,167       (31,167)         --                 42,075
 Deferred income taxes and other ...............       95,624        24,699       (10,797)(h)        38 (e)(j)       109,564
 5% Convertible Subordinated
  Preferred Equivalent Debentures ...............     402,500          --            --            --                402,500
 Shareholders' equity
 Common stock ...................................      52,674         5,209          --          (1,312)(d)(k)(l)     56,571
 Capital in excess of par .......................     441,767        12,346          --         144,527 (d)(k)(l)    598,640
 Retained earnings ..............................     263,220        60,279        (3,399)      (56,880)(d)(l)       263,220
 Cumulative foreign currency
  translation adjustment ........................     (16,059)         --            --            --                (16,059)
 Treasury stock, at cost ........................    (152,602)       (1,236)         --        (159,534)(k)(l)      (313,372)
                                                   ----------      --------      --------      --------           ----------
     Total stockholders' equity .................     589,000        76,598        (3,399)      (73,199)             589,000
                                                   ----------      --------      --------      --------           ----------
                                                   $1,550,458      $142,764      $(48,927)     $(71,788)          $1,572,507
                                                   ==========      ========      ========      ========           ==========



                                                                                      Pro Forma
                                                                                      Adjustments
                                                                                    --------------
                                                                     Weatherford      Weatherford     Pro Forma
                                                                      Historical         Merger       Post Merger
                                                                    --------------   -------------   --------------
ASSETS
Current assets:
Cash and cash equivalents ......................................     $    17,318      $      --        $    60,736
 Accounts receivable, net ......................................         267,991             --            538,311
 Inventories ...................................................         183,583             --            499,785
 Prepaid expenses and other ....................................          37,746             --            101,199
                                                                     -----------      -----------      -----------
     Total current assets ......................................         506,638             --          1,200,031
                                                                     -----------      -----------      -----------
 Property, plant and equipment, net ............................         562,440             --            890,256
 Goodwill, net .................................................         263,466             --            756,936
 Investment in EVI .............................................            --               --               --
 Investment in Logistic ........................................            --               --              3,813
 Other assets ..................................................          33,215             --             87,230
                                                                     -----------      -----------      -----------
                                                                     $ 1,365,759      $      --        $ 2,938,266
                                                                     ===========      ===========      ===========
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
 Short-term borrowings and current
  portion of long-term debt ....................................     $     4,547      $      --        $   148,043
 Accounts payable ..............................................          54,942             --            203,443
 Other accrued liabilities .....................................         126,633             --            264,004
                                                                     -----------      -----------      -----------
     Total current liabilities .................................         186,122             --            615,490
                                                                     -----------      -----------      -----------
 Long-term debt ................................................         210,452             --            252,527
 Deferred income taxes and other ...............................          42,411             --            151,975
 5% Convertible Subordinated
  Preferred Equivalent Debentures ..............................            --               --            402,500
 Shareholders' equity
 Common stock ..................................................           5,277           43,556 (m)      105,404
 Capital in excess of par ......................................         653,898          (94,084)(m)    1,158,454
 Retained earnings .............................................         343,703             --            606,923
 Cumulative foreign currency
  translation adjustment .......................................         (25,576)            --            (41,635)
 Treasury stock, at cost .......................................         (50,528)          50,528 (m)     (313,372)
                                                                     -----------      -----------      -----------
     Total stockholders' equity ................................         926,774             --          1,515,774
                                                                     -----------      -----------      -----------
                                                                     $ 1,365,759      $      --        $ 2,938,266
                                                                     ===========      ===========      ===========

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                      1998(n)        1997(n)
                                                                 ------------    ------------
Revenues:
    Products..................................................   $    377,007    $    229,936
    Services and rentals......................................        196,453         201,317
                                                                 ------------    ------------
                                                                      573,460         431,253
                                                                 ------------    ------------

Costs and expenses:
    Cost of sales
       Products...............................................        255,713         169,337
       Services and rentals...................................        126,459         136,754
    Selling, general and administrative.......................         81,468          57,783
                                                                 ------------    ------------
                                                                      463,640         363,874
                                                                 ------------    ------------
Operating income..............................................        109,820          67,379
                                                                 ------------    ------------
Other income (expense):
    Interest expense..........................................        (12,011)        (10,545)
    Interest income...........................................            648           3,280
    Equity in earnings of unconsolidated
       affiliates.............................................            780             509
    Other income (expense), net...............................         (1,275)         (2,002)
                                                                 ------------    ------------
                                                                      (11,858)         (8,758)
                                                                 ------------    ------------

Income before income taxes....................................         97,962          58,621
Provision for income taxes....................................         36,819          20,718
                                                                 ------------    ------------
Income from continuing operations.............................   $     61,143    $     37,903
                                                                 ============    ============


Earnings per share from continuing operations:
    Basic(o)..................................................   $       0.63    $       0.40
                                                                 ============    ============
    Diluted(o)................................................   $       0.63    $       0.39
                                                                 ============    ============

Basic weighted average shares outstanding
    Basic.....................................................         96,761          95,302
                                                                 ============    ============
    Diluted...................................................         97,625          96,704
                                                                 ============    ============

    UNAUDITED ADJUSTED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                  PRO FORMA
                                                                                                  ADJUSTMENT
                                                                                                  ----------
                                                                                                                   EVI
                                                                        EVI         CHRISTIANA                   PRO FORMA
                                                                     HISTORICAL     HISTORICAL   CHRISTIANA(p)   PRE MERGER
                                                                     ----------     ----------   -------------   ----------
Revenues:
     Products ...................................................     $ 316,840      $ 21,865      $ (21,865)       316,840
     Service and rentals ........................................            --            --             --             --
                                                                      ---------      --------      ---------      ---------
                                                                        316,840        21,865      $ (21,865)       316,840
                                                                      ---------      --------      ---------      ---------
Costs and expenses:
     Cost of sales
          Products ..............................................       214,581        18,526        (18,526)       214,581
          Services and rentals ..................................            --            --             --             --
     Selling, general and administrative ........................        46,937         2,273         (2,273)        46,937
                                                                      ---------      --------      ---------      ---------
                                                                        261,518        20,799        (20,799)       261,518
                                                                      ---------      --------      ---------      ---------
Operating income ................................................        55,322         1,066         (1,066)        55,322

Other income (expense):
     Interest expense ...........................................        (7,993)         (658)           658         (7,993)
     Interest income ............................................           168           101           (101)           168
     Equity in earnings of EVI ..................................            --         2,564         (2,564)(s)         --
     Equity in earnings of Logistic .............................            --            --             94             94
     Equity in earnings of unconsolidated affiliates ............            --            --             --             --
     Other income (expense), net ................................           621           (72)            72            621
                                                                      ---------      --------      ---------      ---------
                                                                         (7,204)        1,935         (1,841)        (7,110)
                                                                      ---------      --------      ---------      ---------
Income (loss) before income taxes ...............................        48,118         3,001         (2,907)        48,212

Provision (benefit) for income taxes ............................        16,841         1,168         (1,164)(t)     16,845
                                                                      ---------      --------      ---------      ---------
Income (loss) from continuing operations ........................     $  31,277      $  1,833      $  (1,743)     $  31,367
                                                                      =========      ========      =========      =========
Earnings per share from continuing operations:
     Basic ......................................................     $    0.66                                   $    0.66
                                                                      =========                                   =========
     Diluted ....................................................     $    0.65                                   $    0.65
                                                                      =========                                   =========
Weighted average share outstanding
     Basic ......................................................        47,732                                      47,732
                                                                      =========                                   =========
     Diluted ....................................................        48,333                                      48,333
                                                                      =========                                   =========


                                                                                    PRO FORMA
                                                                                    ADJUSTMENT
                                                                                    ----------
                                                                                                       EVI
                                                                     WEATHERFORD    WEATHERFORD     PRO FORMA
                                                                     HISTORICAL        MERGER      POST MERGER
                                                                     ----------      ---------     -----------
Revenues:
     Products ...................................................     $  63,276      $  (3,109)(q)  $ 377,007
     Service and rentals ........................................       196,453             --        196,453
                                                                      ---------      ---------      ---------
                                                                        259,729      $  (3,109)       573,460
                                                                      ---------      ---------      ---------
Costs and expenses:
     Cost of sales
          Products ..............................................        43,287         (2,155)(q)    255,713
          Services and rentals ..................................       126,459             --        126,459
     Selling, general and administrative ........................        31,899          2,632 (r)     81,468
                                                                      ---------      ---------      ---------
                                                                        201,645            477        463,640
                                                                      ---------      ---------      ---------
Operating income ................................................        58,084         (3,586)       109,820

Other income (expense):
     Interest expense ...........................................        (4,018)            --        (12,011)
     Interest income ............................................           480             --            648
     Equity in earnings of EVI ..................................            --             --             --
     Equity in earnings of Logistic .............................            --             --             94
     Equity in earnings of unconsolidated affiliates ............           780             --            780
     Other income (expense), net ................................        (4,528)         2,632 (r)     (1,275)
                                                                      ---------      ---------      ---------
                                                                         (7,286)         2,632        (11,764)
                                                                      ---------      ---------      ---------
Income (loss) before income taxes ...............................        50,798           (954)        98,056
Provision (benefit) for income taxes ............................        20,311           (333)(t)     36,823
                                                                      ---------      ---------      ---------
Income (loss) from continuing operations ........................     $  30,487      $    (621)     $  61,233
                                                                      =========      =========      =========
Earnings per share from continuing operations:
     Basic ......................................................                                   $    0.63 (o)
                                                                                                    =========
     Diluted ....................................................                                   $    0.63 (o)
                                                                                                    =========
Weighted average share outstanding
     Basic ......................................................                                      96,761 (u)
                                                                                                    =========
     Diluted ....................................................                                      97,625 (u)
                                                                                                    =========


         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

GENERAL

     The following notes set forth the assumptions used in preparing the unaudited pro forma financial statements. The pro forma adjustments are based on estimates made by EVI's management using information currently available.

PRO FORMA ADJUSTMENTS

     The adjustments to the accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet are described below:

          (a) To reflect the sale of a two-thirds interest in Logistic by Christiana to C2 for cash of $10.67 million and to reflect a $3.4 million loss, net of taxes, due to the purchase price being less than the $16.2 million carrying value of the interest in Logistic. Such sale is in accordance with the Christiana Merger Agreement as (i) Logistic is required to distribute $23.4 million to Christiana, funded from borrowings of Logistic to permit Christiana to have sufficient cash to allow EVI to pay the cash consideration contemplated by the Christiana Acquisition, (ii) Christiana is to sell its two-thirds interest in Logistic to C2 for $10.67 million and (iii) EVI is required to pay to the Christiana shareholders an amount of cash equal to the cash of Christiana at the closing of the Christiana Acquisition less $10.0 million and the amount of certain liabilities and tax benefits to be maintained by Christiana for the benefit of EVI.

          (b) To reflect an increase in Christiana's cash of $23.0 million from a dividend from Logistic funded through Logistic's borrowings to meet the required minimum cash levels per the Christiana Merger Agreement, and to reflect the cash to Christiana of $10.67 million from its sale of the two-thirds interest in Logistic less $0.4 million of cash held by Logistic.


          (c) To reflect the cash payment by EVI of $19.3 million or $3.71 per share to the holders of common stock of Christiana pursuant to the Christiana Merger Agreement. The pro forma cash payment by EVI of $3.71 per share is based on pro forma data for the period presented herein; however, Christiana currently expects that such payment will be approximately $3.60 per share. The difference of $0.11 per share relates to timing differences for cash expenditures, including taxes, for the period from April 1, 1998, to closing, not reflected in the historical financial information of Christiana presented herein.


          (d) To reflect the exercise of Christiana employee stock options relating to 53,334 shares of Christiana Common Stock for $1.4 million in cash and the cancellation of Christiana employee stock options for $2.5 million in cash. The exercise and cancellation of Christiana employee stock options generates a tax benefit of $1.1 million. Cash in this amount is required to be retained by Christiana for the benefit of EVI.

          (e) To eliminate Christiana's investment in EVI and related deferred taxes.

          (f) To reflect the remaining one-third interest in Logistic held by Christiana. The investment represents a one-third interest of the net book value of Logistic.

          (g) Prior to Christiana's sale of its two-thirds interest in Logistic, the pro forma net book value of Logistic was $24.2 million. After the sale of Christiana's two-thirds interest in Logistic, the remaining net book value of Logistic is $8.0 million. EVI reflects a reduction of $2.8 million in the carrying value of Christiana's remaining one-third interest in Logistic reflecting the excess fair value of the net tangible post merger assets of Christiana over the cash and stock consideration being paid to the Christiana shareholders.

          (h) To reclassify certain deferred tax liabilities of $8.9 million to current federal taxes payable as a result of the sale by Christiana of its two-thirds interest in Logistic.

          (i) To record a $2.5 million liability for transaction costs related to the Christiana Acquisition.

                          NOTES TO PRO FORMA CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

          (j) To record a $10.0 million EVI liability to the Christiana shareholders payable in five years pursuant to the Christiana Merger Agreement.

          (k) To reflect the issuance of 3,897,462 shares of EVI Common Stock in the Christiana Acquisition at a price of $41.25 per share, the market price of the EVI Common Stock on December 15, 1997, and the acquisition of 3,897,462 shares of EVI Common Stock held by Christiana as a result of the Christiana Acquisition. The shares of EVI Common Stock held by Christiana have been classified as treasury shares.

          (l) To eliminate the remaining Christiana Common Stock of $5.3 million, capital in excess of par of $14.9 million, retained earnings of $52.9 million and treasury stock of $1.2 million.

          (m) Reflects the issuance of 48,832,815 shares of EVI Common Stock in exchange for all 51,402,963 shares of Weatherford Common Stock outstanding at March 31, 1998, based upon the conversion rate of .95 of a share of EVI Common Stock for each share of Weatherford Common Stock. The difference between the par value of Weatherford Common Stock exchanged and the par value of the EVI Common Stock issued upon consummation of the Weatherford Merger is reflected as a decrease in paid-in capital. Weatherford treasury stock as of March 31, 1998 is reflected as a decrease in paid-in capital.

     The adjustments to the accompanying Unaudited Pro Forma Condensed Consolidated Statement of Income are described below:

          (n) The Unaudited Pro Forma Condensed Consolidated Statements of Income of EVI and Weatherford Combined are based on the consolidated financial statements of EVI and Weatherford. Pro forma adjustments include the elimination of intercompany revenues of $3.1 million and $0.5 million, respectively, and cost of sales of $2.2 million and $0.5 million, respectively, for the three months ended March 31, 1998 and 1997. Pro forma adjustments for the three months ended March 31, 1997 also include the elimination of expenses of $0.9 million recorded by Weatherford on the sale of Arrow Completion Systems, Inc. to EVI in December 1996. Certain amounts have been reclassified to conform presentation.

          (o) The pro forma earnings per share from continuing operations is computed on the basis of the combined weighted average number of common shares of EVI and Weatherford for each period presented based upon the conversion rate of .95 of a share of EVI Common Stock for each share of Weatherford Common Stock as provided in the Weatherford Merger.

          (p) To eliminate Logistic's historical operating results, to reflect a one-third equity interest in Logistic and to record the income tax provision related to the one-third equity interest at the statutory rate.

          (q) Reflects the elimination of intercompany revenues of $3.1 million and cost of sales of $2.2 million.

                          NOTES TO PRO FORMA CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

          (r) Reflects the reclassification of certain Weatherford historical amounts to conform to EVI's presentation.

          (s) To eliminate Christiana's equity in earnings of EVI.

          (t) To record the income tax provision (benefit) related to the effect of the pro forma adjustments at the statutory rate.

          (u) EVI's historical shares outstanding, pro forma post-merger shares outstanding and basic weighted average pro forma post-merger shares outstanding as of March 31, 1998, were 47,877,546, 96,710,361 and
     96,761,171, respectively. Weatherford's historical shares outstanding at March 31, 1998, was 51,402,963.